UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 30, 2020

Date of Report (Date of Earliest event reported)

PetLife Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52445	33-1133537
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8033 Sunset Blvd., Los Angeles, CA 90046
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(424) 216-6807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PTLF	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

for an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Petlife Pharmaceuticals, Inc.’s 51% owned company, The Maye International Group Sarl (“TMIG”), anticipates planting its initial hemp crop this spring. Upon the successful harvest this first crop during the summer, TMIG expects it will then expand its planting of hemp to further meet the growing demand for hemp products. TMIG will be overseeing the planting and harvesting while Petlife’s joint venture partner, Red Rock Alternative Fund LLC, will be securing the sales of the hemp products. The Maye International Group anticipates that the first crop will be sold to the international market during the summer of 2020. More details will follow as the planting is completed.

On January 15, 2020, Petlife Pharmaceuticals, Inc. and Red Rock Alternative Fund LLC entered into an Agreement and established a new company, The Maye International Group Sarl in the Democratic Republic of Congo, fifty-one (51) percent of which is owned by Petlife and forty-nine (49) percent is owned by Red Rock Alternative Fund LLC; The Maye International Group Sarl has up to two thousand (2,000) hectares of private land to plant hemp to meet the growing international demand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2020	PETLIFE PHARMACEUTICALS, INC.

	By:	/s/ Sebastian Serrell-Watts
	Name:	Sebastian Serrell-Watts
	Title:	President and Chief Executive Officer